                                                                     Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-10, as amended by pre-effective Amendment No. 1 (the "Registration Statement") of our report dated February 5, 2003, except as to Note 20 which is as of April 28, 2003 and Note 11 which is as of August 6, 2003, relating to the consolidated financial statements of Hydrogenics Corporation, which appears in the Registration Statement. We also consent to the reference to us under the heading "Experts" in the Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Toronto, Ontario

January 27, 2004